QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.

POWER OF ATTORNEY

        We, the undersigned directors of Questar Corporation, hereby severally constitute Keith O. Rattie and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2004 and any and all amendments to be filed with the Securities and Exchange commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2004 and any and all amendments to such Report.

        Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ KEITH O. RATTIE Keith O. Rattie	Chairman of the Board, President, and Chief Executive Officer Director	February 8, 2005
/s/ PHILLIPS S. BAKER, JR. Phillips S. Baker, Jr.	Director	February 8, 2005
/s/ TERESA BECK Teresa Beck	Director	February 8, 2005
/s/ R. D. CASH R. D. Cash	Director	February 8, 2005
Patrick J. Early	Director	February 8, 2005
/s/ L. RICHARD FLURY L. Richard Flury	Director	February 8, 2005
/s/ JAMES A. HARMON James A. Harmon	Director	February 8, 2005
/s/ ROBERT E. KADLEC Robert E. Kadlec	Director	February 8, 2005
/s/ ROBERT E. MCKEE III Robert E. McKee III	Director	February 8, 2005
/s/ GARY G. MICHAEL Gary G. Michael	Director	February 8, 2005
/s/ M. W. SCOGGINS M. W. Scoggins	Director	February 8, 2005
/s/ HARRIS H. SIMMONS Harris H. Simmons	Director	February 8, 2005
/s/ C. B. STANLEY C. B. Stanley	Director	February 8, 2005

QuickLinks

POWER OF ATTORNEY